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Exhibit 10.20

***Text Omitted and Filed Separately
Pursuant to a Confidential Treatment Request
Under C.F.R. §§ 200.80(b)(4) and Rule 406
of the Securities Act of 1933, as amended.

[LOGO]	12651 High Bluff Dr., Ste. 200 San Diego, CA 92130 P: (858) 509-0455 F: (858) 509-0456	PO #: Date:	MFG 064 02/08/07

PURCHASE ORDER

Vendor Info.						Ship To:
Name	Patheon Italia S.p.A.					Name	Mark Mugerditchian
Address	Viale G.B. Stucchi, 110					Address	12651 High Bluff Drive Suite 200
City	Monza	State	Italy	Zip	20052	City	San Diego	State	CA	Zip	92130
Ph/Fax:	919-479-8850					Ph/Fax:	858-523-4506

Qty	Units	Description	Unit Price	Total
1.0	lot
		Product Development Service outlined in Patheon Proposal NOVC-FFT1-0207-0002-R1 attached dated February 9, 2007. The scope of this work is to transfer the manufacturing process from MOVA to Patheon Ferentino. The process developed and transferred to the commercial manufacturing facility will be approvable in the US and Europe.	[. . .***. . .]	[. . .***. . .] - - - - - - - - - -

			Sub Total	[. . .***. . .]
Date Required:		Apr-07	S&H
Est. Delivery Date:		Taxes:	State 0.00%	-

Dept & Acct to Charge:			TOTAL	$[. . .***. . .]

Approvals:

Mark Mugerditchian/Feb 8, 2007 Department Head / Date	/s/ Randall E. Woods/8 Feb 2007 Pres & CEO / Date

Notes / Comments

KW3902 NovaCardia Inc. Page 1 of 21
CONFIDENTIAL	***Confidential Treatment Requested

PATHEON PROPOSAL: NOVC-FFT1-0207-0002-R1

1.	Parties:	Patheon Italia S.p.A. ("Patheon") Viale G.B. Stucchi, 110 20052 Monza (MI) Italy	NovaCardia Inc. ("Client") 12230 El Camino Real, Suite 300 San Diego, CA 92130 USA
2.	Product:	• KW3902 ("Product")
3.	Indication:	• To Be Confirmed
4.	Contract:
This Proposal (including the Project Scope, Budget Summary, Standard Terms and Conditions for Pharmaceutical Development Services ("Terms and Conditions") when accepted by Client shall become a contract binding on the parties ("Contract").
5.	Description of Services:	See Project Scope (Part A).
6.	Payment and Currency:	See Budget Summary (Part B).
7.	Legal Terms:	See Terms and Conditions (Part C).
8.	Effective Date:	, 200
9.	Term:	From the Effective Date until completion by Patheon of the pharmaceutical development services ("Services").
10.	Date of Confidentiality Agreement:	, 200
11.	Date of PatheonPartner™ External User Account / Access Form	, 200 [If applicable]
12.	Date:	, 200

Patheon Italia S.p.A.	NovaCardia Inc.
By:	By:

Name:	Name:

Title:	Title:

KW3902
NovaCardia Inc.

CONFIDENTIAL

Patheon Proposal NOVC-FFT1-0207-0002-R1
09th February 2007

Table of Contents

Part A: PROJECT SPECIFICS AND DETAILS
1.	PROJECT SCOPE		5
2.	ENVIRONMENTAL, HEALTH & SAFETY		5
3.	ANALYTICAL SERVICES		6
	3.1.	Cleaning Verification (Residuals) Assay [HPLC]—Method Assessment	6
	3.2.	Identification, Drug Product Potency and Related Substances Assay [HPLC]—Method Assessment	6
	3.3.	Physical Methods—Method Assessment (according to USP/EP)	6
		Methods anticipated to include: appearance, pH, viscosity and osmolality	6
	3.4.	Particle Size Analysis by [. . .***. . .]—Method Assessment	6
	3.5.	[. . .***. . .]—Method Development & Validation	7
4.	EQUIPMENT PROCUREMENT		7
5.	PROCESS TRANSFER & OPTIMISATION		8
6.	LABORATORY SCALE BATCH MANUFACTURE		9
	6.1.	Stability—Laboratory Scale Batch	10
	6.2.	Freeze/Thaw Study—Laboratory Scale Batch	10
7.	HOLDING TIME STUDY		11
8.	COMPATIBILITY STUDY		12
9.	CLEANABILITY STUDY		13
10.	PROJECT SUPPORT		13
11.	STANDARD ASSUMPTIONS		13

KW3902 NovaCardia Inc. Page 3 of 21
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PART A:

KW3902
Sterile Injectable Emulsion
Process Assessment

For
NovaCardia Inc.

Proposal No.: NOVC-FFT1-0207-0002-R1
Dated: 09th February 2007

KW3902 NovaCardia Inc. Page 4 of 21
CONFIDENTIAL

1.     Project Scope

Patheon will perform the following non-cGMP activities to support the transfer of the manufacture of Client's KW3902 emulsion to the Patheon Italia, Ferentino facilities:

  •
  Environmental, Health & Safety

  •
  Analytical Services

  •
  Equipment Procurement

  •
  Process Transfer & Optimisation

  •
  Laboratory Scale Batch Manufacture & Stability

  •
  Holding Time Study

  •
  Compatibility Study

  •
  Cleanability Study

At this stage, it is anticipated that [. . .***. . .] ml vials and [. . .***. . .] mm stoppers will be used. The target fill volume is assumed to be approximately 60 ml.

2.     Environmental, Health & Safety

        Prior to the commencement of project activities, a thorough review by Patheon of the Environmental, Health and Safety (EH&S) requirements for the API will be completed.

        For the purposes of this proposal it is assumed that the EH&S review has previously been completed and it has been determined that the API can be safely handled at Patheon.

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3.     Analytical Services

The precise scope of analytical work required to be performed has to be confirmed at this stage. For budget illustration purposes only a number of assumptions have been made and example fee information included.

Where appropriate, Patheon will perform method assessment, development and validation for Client to support project activities. An analytical method will be issued after each method assessment, development and validation.

Analytical Methods

3.1.
Cleaning Verification (Residuals) Assay [HPLC]—Method Assessment

  For the purposes of this proposal it is assumed that a suitable, non-complex cleaning verification (residuals) method will be assessed for application on the equipment train that is proposed for use at Patheon Italia's Ferentino facilities. At this stage, it is assumed that method development and/or validation will not be required.

3.2.
Identification, Drug Product Potency and Related Substances Assay [HPLC] -Method Assessment

  A suitable, non-complex analytical method required for determination of drug product potency would be transferred to Patheon Italia. For the purposes of this proposal, it is assumed that method development or validation would not be conducted by Patheon.

  It is assumed that the HPLC conditions are suitable for use as a finished product test, as well as for the determination of related substances and for confirming the identification of the drug substance/product.

3.3.
Physical Methods—Method Assessment (according to USP/EP)
Methods anticipated to include: appearance, pH, viscosity and osmolality

3.4.
Particle Size Analysis by [. . .***. . .]—Method Assessment

  Samples will be sent to MOVA and the results compared

One overall protocol and one overall report, (rather than individual protocols and reports), will be prepared for the Method Assessments 3.1 to 3.4 described above.

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3.5.
[. . .***. . .]—Method Development & Validation

  [. . .***. . .]

4.     Equipment Procurement

Dedicated equipment will be required to be sourced and purchased at the sole expense of Client to support the manufacture of the emulsion at the PDS Patheon Italia, Ferentino laboratory.

Fees given are subject to change pending design of the manufacturing process and would be confirmed at the time of placing an order. The equipment [. . .***. . .]. Equipment acquired for Client for this project [. . .***. . .].

Detailed Description	Estimated Fee (US Dollars) [excluding handling fee]
[. . .***. . .]	$[. . .***. . .]
[. . .***. . .]	$[. . .***. . .]
[. . .***. . .]	$[. . .***. . .]
[. . .***. . .]	To be confirmed
Total:	$[. . .***. . .]

It is assumed that the purchase, installation and operation of the equipment will not necessitate any modifications to be made to the existing Patheon facilities.

The [. . .***. . .] needs to be upgraded according to the EU requirements. At this stage, Patheon are currently investigating costings for this upgrade and, once available, the associated fees will be discussed and agreed with Client.

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5.     Process Transfer & Optimisation

The precise scope of work to be performed has to be discussed and agreed with Client. At this stage, for budget illustration purposes only, a number of assumptions have been made and example fee information is presented.

Patheon will provide a protocol and report (at this stage the associated fee is included on a FTE basis as described below) for the Process Transfer and Optimisation of the KW3902 emulsion.

The manufacturing process will be transferred to the PDS Patheon Italia, Ferentino laboratory where the existing process used at MOVA will be assessed and subsequently optimised for application in the Patheon Italia, Ferentino commercial facilities.

At this stage the following activities are anticipated to be conducted:

  •
  [. . .***. . .]

  •
  [. . .***. . .]

  •
  [. . .***. . .]

  •
  [. . .***. . .]

It is assumed that the necessary equipment for performing these steps can be installed without the requirement to modify existing Patheon facilities.

The approach used for the process transfer and optimisation would be outlined in a more detailed protocol prepared by Patheon and on request approved by Client. A progress report would be provided to Client at the end of the studies and regular updates provided during the course of the studies. At this stage it is difficult to scope accurately these studies therefore a full time equivalents (FTE) approach is adopted. One full time equivalent equates to [. . .***. . .] man-hours. An estimation of [. . .***. . .] is anticipated to be required to support the process transfer and optimisation studies at this stage (project support not included).

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6.     Laboratory Scale Batch Manufacture

The precise scope of work to be performed has to be discussed and agreed with Client. At this stage, for budget illustration purposes only, a number of assumptions have been made and example fee information is presented on a per-batch basis and has been included within the Budget Summary.

  •
  Emulsion, [. . .***. . .] dose strength assumed (to be confirmed)

  •
  Number of batches to be manufactured to be confirmed with Client

  •
  Batch size to be confirmed with Client

  •
  Protocol

  •
  A suitable portion of the batch will be manually filled into vials

  •
  Non-GMP

  •
  Non-sterile

  •
  Report

  •
  No QA review

  •
  Product will not be suitable for human use

The batch would be used to:

  •
  Evaluate critical manufacturing and processing parameters

  •
  Provide emulsion to conduct a short-term stability study (Section 6.1)

  •
  Provide emulsion to conduct a freeze/thaw study (Section 6.2)

  •
  Provide emulsion to conduct holding time studies (Section 7)

  •
  Provide emulsion to conduct a product contact part compatibility study (Section 8)

  •
  Provide emulsion to conduct a cleanability study (Section 9)

  •
  Provide emulsion for [. . .***. . .] validation (not included within this proposal)

Finished product testing will be performed and data from specific tests would also be used for Initial Time Point Stability. Finished product testing may include:

  •
  Potency & Related Substances

  •
  Physical Methods—appearance, pH, viscosity and osmolality

  •
  Particle Size Analysis by [. . .***. . .]

  •
  [. . .***. . .]

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6.1.  Stability—Laboratory Scale Batch

The precise scope of work required will be discussed and agreed with Client. At this stage, for budget illustration purposes only, a number of assumptions have been made and example fees presented on [. . .***. . .].

Patheon shall design a stability program (single orientation, single container type) to monitor:

  •
  1 active laboratory scale batch

  •
  Additional samples will be stored as contingency samples if required to generate long-term stability of the product

        The following storage conditions and test-points are suggested for testing:

==> [. . .***. . .]

==> [. . .***. . .]

==> [. . .***. . .]

==> [. . .***. . .]

  (* Tested only if required due to significant changes in the next level condition)

        Testing per sample:

  •
  Potency & Related Substances

  •
  Appearance

  •
  pH

  •
  Osmolality

  •
  Viscosity

  •
  Particle Size Analysis [. . .***. . .]

  •
  [. . .***. . .]

6.2.  Freeze/Thaw Study—Laboratory Scale Batch

The precise scope of work required will be discussed and agreed with Client. At this stage, for budget illustration purposes only, a number of assumptions have been made and example fees presented.

A freeze / thaw study using samples from one batch of non-cGMP laboratory scale material (manufactured as described and costed for in Section 6 above) will be conducted according to Patheon standard practices ([. . .***. . .] freeze/thaw cycles).

KW3902 NovaCardia Inc. Page 10 of 21
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Samples would be tested for drug product potency and related substances following each of the [. . .***. . .] cycles. Finished product testing data from the laboratory scale batch (Section 6) will be used as initial time point data.

A protocol and summary report will be prepared and provided to Client for review and approval.

The precise scope of the study would be discussed and agreed with Client. The cost given is only for budget illustration purposes at this stage.

7.     Holding Time Study

The precise scope of work to be performed has yet to be discussed and agreed with Client. At this stage, for budget illustration purposes only, a number of assumptions have been made and example fee information is presented on [. . .***. . .].

A holding time study will be performed for each step of the emulsion process for durations that will be discussed and agreed with Client.

The studies will include [. . .***. . .] and [. . .***. . .] studies on the process.

All samples will be tested concurrently and may include:

  •
  Potency & Related Substances

  •
  Particle Size Analysis [. . .***. . .]

At this stage, for budget illustration purposes only, the fee information presented below has been calculated based upon performing one set of each of the tests listed above.

A protocol and summary report will be prepared and provided to Client for review and approval.

The precise scope of the study would be discussed and agreed with Client. The cost given is only for budget illustration purposes at this stage.

KW3902 NovaCardia Inc. Page 11 of 21
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8.     Compatibility Study

The requirements to conduct a compatibility study and the precise scope of work to be performed has yet to be discussed and agreed with Client. At this stage, for budget illustration purposes only, a number of assumptions have been made and example fee information is presented.

A study using one batch of non-cGMP laboratory scale material (manufactured as described and costed for in Section 6 above) will be performed to assess the compatibility of the product with the below mentioned materials that are anticipated to be encountered during subsequent cGMP batch manufacture:

  •
  Glass

  •
  Stainless Steel

  •
  Tubing

  •
  Ceramic (filling pumps)

Samples would be subjected to the worst case scenario with regards to time and surface area at one storage condition/temperature. Samples would be tested concurrently for drug product potency and related substances at the following time points (to be confirmed):

  •
  Initial, 24, 48 and 72 hours

Finished product testing data from the laboratory scale batch (Section 6) will be used as initial time point data.

A single protocol and a report will be prepared to cover the study and will be provided to Client for review and approval.

The precise scope of the study would be discussed and agreed with Client. The cost given is only for budget illustration purposes at this stage.

KW3902 NovaCardia Inc. Page 12 of 21
CONFIDENTIAL

9.     Cleanability Study

A cleanability study, using active material from a non-cGMP laboratory scale batch (manufactured as described and costed for in Section 6 above) will be performed, which will include:

  •
  Assessment cleaning methodology of equipment.

  •
  Definition of product contact parts.

  •
  Laboratory scale studies to define pre-wash parameters and test for residues.

  •
  Manufacturing scale studies confirming the automated wash cycle parameters using the optimum pre-wash parameters and tested for residues.

  •
  A summary Cleaning Definition Document will be issued.

10.   Project Support

Patheon will provide project management support to monitor the progress of the project against established timelines and will provide Client with frequent updates. The project manager will coordinate regular [. . .***. . .] meetings and [. . .***. . .] meetings. The fee for project management is incorporated in the breakdown cost for each activity in the Budget Summary.

11.   Standard Assumptions

  1.
  The approach used would be outlined in a more detailed protocol prepared by Patheon and on request approved by Client.

  2.
  The manufacture of cGMP batches and any associated supporting activities (e.g. formal analytical method transfer, validation activities, etc.) are not included within this proposal.

  3.
  The API will be supplied in a sufficient amount to perform the activities agreed within this proposal and will be in a suitable form for incorporation into the formulation and will not require further processing at Patheon.

  4.
  Non-Patheon standard components will be utilised.

  5.
  The manufacturing process is [. . .***. . .] and requires no special temperature, atmospheric or light control outside of Patheon's current capabilities. [. . .***. . .] overlay and headspace for analytics for [. . .***. . .] is required during manufacture (to be confirmed with Client).

  6.
  If required, batches will be supplied bulk packed to the Client. The bulk packing materials and excipients used are standard items of Patheon.

  7.
  Container closure integrity testing is not required; where required this service can be provided by Patheon.

  8.
  It is assumed that a [. . .***. . .] (transferred by MOVA) and [. . .***. . .] Particle analyser (purchased by Client) will be available within the PDS Patheon Italia, Ferentino laboratory.

  9.
  Finished product samples will be tested at Ferentino and also at MOVA.

  10.
  Samples (quantity to be decided based upon discussions with [. . .***. . .]) will be sent to [. . .***. . .] Corporation for testing in their Ops Laboratories, to enable [. . .***. . .] Corporation to recommend appropriate membrane area for the [. . .***. . .].

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  11.
  Where Patheon is responsible for storage only of stability samples then a cost of $[. . .***. . .] (US Dollars) per month per linear meter and a cost of $[. . .***. . .] (US Dollars) per handling operation will be charged. Where Patheon is responsible for analytical testing of stability samples then there will be no additional cost for storage and handling.

KW3902 NovaCardia Inc. Page 14 of 21
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Part B: Budget Summary

BUDGET SUMMARY

NovaCardia
KW 3902

THE FOLLOWING COSTS ARE ALL QUOTED IN:            USD

All amounts quoted are valid for sixty (60) days from the date of this Proposal.

ENVIRONMENTAL HEALTH AND SAFETY			USD
	ACTIVITY		PRICE
	EH&S Assessment		Completed
ANALYTICAL SERVICES			USD
	ACTIVITY		PRICE
	[. . .***. . .]	[. . .***. . .]
	[. . .***. . .]	[. . .***. . .]
	[. . .***. . .]	[. . .***. . .]
	[. . .***. . .]	[. . .***. . .]
	[. . .***. . .]	[. . .***. . .]
	[. . .***. . .]	[. . .***. . .]
	TOTAL (Analytical Services)		[. . .***. . .]
PROCESS TRANSFER & OPTIMISATION			USD
	ACTIVITY	PRICE	PRICE
Process Transfer & Optimisation
	[. . .***. . .] (1FTE = 150 man hours)	[. . .***. . .]
	Project Support	[. . .***. . .]
	TOTAL (Process Transfer & Optimisation)		[. . .***. . .]
LABORATORY SCALE BATCH MANUFACTURE			USD
	ACTIVITY	PRICE	PRICE
Per-batch	Laboratory Scale Batch Manufacture & Documentation	[. . .***. . .]
	Analytical Support	[. . .***. . .]
	Project Support	[. . .***. . .]
	TOTAL (Per-Laboratory Scale Batch Manufacture)		[. . .***. . .]

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STABILITY—LABORATORY SCALE BATCH		USD
ACTIVITY	PRICE	PRICE
Number of Lots [. . .***. . .]
Total Samples [. . .***. . .]

Pullpoint Month	T = 1	T = 2	T = 3	T = 6
40°C / 75% RH	x	x	x
25°C / 60% RH	x	x	x	x
Samples per pullpoint	[. . .***. . .]	[. . .***. . .]	[. . .***. . .]	[. . .***. . .]
Cost per pullpoint	[. . .***. . .]	[. . .***. . .]	[. . .***. . .]	[. . .***. . .]

TOTAL (Stability—Per-Lab Batch)		[. . .***. . .]
FREEZE/THAW STUDY		USD
ACTIVITY	PRICE	PRICE
Freeze/Thaw Study ([. . .***. . .] Cycles)	[. . .***. . .]
Project Support	[. . .***. . .]
TOTAL (Freeze/Thaw Study)		[. . .***. . .]
HOLDING TIME STUDY		USD
ACTIVITY	PRICE	PRICE
Holding Time Study (per-day, per-set of analysis)	[. . .***. . .]
Protocol & Report	[. . .***. . .]
Project Support	[. . .***. . .]
Total (Holding Time Study)		[. . .***. . .]
COMPATABILITY STUDY		USD
ACTIVITY	PRICE	PRICE
Compatability Study	[. . .***. . .]
Project Support	[. . .***. . .]
TOTAL (Compatability Study)		[. . .***. . .]
CLEANABILITY STUDY		USD
ACTIVITY	PRICE	PRICE
Cleanability Studies	[. . .***. . .]
Project Support	[. . .***. . .]
TOTAL (Cleanability Study)		[. . .***. . .]
BILLBACK ITEMS		USD
Change parts for the laboratory capping machine ([. . .***. . .]) & [. . .***. . .] (estimated)	[. . .***. . .]
[. . .***. . .] (estimated)	[. . .***. . .]
[. . .***. . .] Particle Analyser	[. . .***. . .]
[. . .***. . .] Upgrading	To Be Confirmed

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TOTAL (Billback Items)		[. . .***. . .]

BUDGET TOTAL	USD	[. . .***. . .]

Deposit*	To be Confirmed

* The deposit amount will require further assessment once additional information on the Client's financial arrangement is provided. This proposal will only be approved once Patheon's Finance Department has determined that the Client has the necessary financial resources to support the project outlined in this document.

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PART C
STANDARD TERMS AND CONDITIONS
FOR PHARMACEUTICAL DEVELOPMENT SERVICES

1.
Services:

(a)
Patheon agrees to perform the pharmaceutical development services described in the Project Scope ("Services").

(b)
Parties must agree on changes, deletions or additions to the Services ("Changes").

(c)
Minor Changes shall be confirmed by electronic mail,facsimile or other written document. Significant Changes (such as a request by the Client to change the Project Scope) shall be confirmed by a Change of Scope Agreement.

2.
Payment and Deposit:

A.
Payment

(a)
Client shall pay Patheon for the Services as outlined in this Contract and for any Changes which shall be invoiced separately at Patheon's [. . .***. . .].

(b)
The costs of all third party suppliers' fees and the purchase of project specific items [. . .***. . .] ("Project Specific Items") necessary for Patheon to perform the Services shall be charged to Client.

(c)
If Client causes any delay to Patheon's provision of Services for reason within its control (such as a delay in responding to a Patheon inquiry or a delay in the delivery of the active pharmaceutical ingredient ("API")), then Patheon [. . .***. . .].

(d)
Each Patheon invoice shall be due and payable within [. . .***. . .] of the date of such invoice.

(e)
If any portion of an invoice is disputed, then Client shall pay Patheon the undisputed amounts and the parties shall use good faith efforts to reconcile the disputed amount as soon as practicable. Client shall pay interest in an amount equal to [. . .***. . .] ruling at the time when payment became due, accruing [. . .***. . .], on all undisputed amounts owing hereunder and not paid by the due date.

B.
Deposit

(a)
Prior to the commencement of the Services, Client shall deliver to Patheon the deposit ("Deposit") set out in the Budget Summary.

(b)
Deposit shall be held by Patheon [. . .***. . .].

(c)
Deposit [. . .***. . .] for the Services and any remaining balance shall be returned to the Client.

(d)
Patheon may apply all or a portion of the Deposit against any accounts overdue in excess of [. . .***. . .] from the date of the invoice.

(e)
Patheon may, at its option, [. . .***. . .] until such time as any outstanding invoices have been paid in full and the original amount of the Deposit has been replenished.

3.
Supply of API and Materials:

(a)
Client shall, at its expense, supply Patheon with sufficient quantities of the API for Patheon's use in performing the Services.

(b)
Other than Project Specific Items, all other materials (such as excipients, packaging and raw materials) required to perform the Services shall be purchased by Patheon and charged to Client at Patheon's cost [. . .***. . .].

(c)
If applicable, Patheon and the Client will cooperate and provide such assistance to each other as may be reasonably necessary to permit the import of the API and other materials into the country where the Services will be performed.

4.
Termination and Cancellation:

(a)
Either party may terminate this Contract if the other party is in material breach of any provisions of this Contract and the other party fails to remedy such breach within 30 days of the date of notice of such breach by the non-breaching party.

(b)
Client may terminate this Contract immediately for any business reason.

(c)
Any re-scheduling of any part of the Services beyond [. . .***. . .] requested by Client shall, at Patheon's option, be deemed to be a termination of the Contract.

(d)
If the Client terminates the Contract for any business reason or if Patheon terminates the Contract because of: (i) Client's failure to cure any default within the 30 day notice period; or (ii) Client rescheduling any part of the Services beyond the [. . .***. . .], then Client shall pay to Patheon:

•
any fees and expenses due to Patheon for the Services rendered up to the date of termination;

•
all actual costs incurred by Patheon to complete activities associated with the termination and close of the Services rendered up to the date of termination; and

•
any additional costs incurred by Patheon in connection with the Services that are required to fulfill applicable regulatory and contractual requirements.

(e)
Client shall arrange for the pickup from the Patheon site of all materials and supplies owned by Client [. . .***. . .] after the earlier of the termination or expiration of this Contract. Patheon shall charge a [. . .***. . .] per square foot per month storage fee for all materials and supplies stored at the Patheon site after the fifth day following the termination of the Contract.

(f)
In the event of cancellation by the Client within [. . .***. . .] of the due start date of manufacture, for whatever reason, the [. . .***. . .]. In the event of

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    cancellation by Client within [. . .***. . .] of the due start date of manufacture, for whatever reason, [. . .***. . .]. If cancellation is within [. . .***. . .] of the due start date, the [. . .***. . .]. If work is stopped within [. . .***. . .] of the week of manufacture due to the nature of the API or other reasons due to the Client, [. . .***. . .]

5.
Intellectual Property:

(a)
The term "Intellectual Property" includes, without limitation, rights in patents, patent applications, formulae, trade-marks, trade-mark applications, trade-names, trade secrets, inventions, copyright, industrial designs and know-how.

(b)
For the term of this Contract, Client hereby grants to Patheon, a non-exclusive, paid-up, royalty-free, non-transferable license of Client's Intellectual Property which Patheon must use in order to perform the Services.

(c)
All Intellectual Property generated or derived by Patheon in the course of performing the Services, to the extent it is specific to the development, manufacture, use and sale of the Client's Product that is the subject of the Services, shall be the exclusive property of Client.

(d)
All Intellectual Property generated or derived by Patheon in the course of performing the Services which have application to manufacturing processes or formulation development of drug products or drug delivery systems shall be the exclusive property of Patheon.

6.
Indemnity:

A.
Indemnification by Client

  Subject to Sections 6B and 6C(c), Client shall defend, indemnify and hold Patheon, its affiliates and their respective directors, officers, employees and agents (collectively, "Patheon Indemnitees") harmless from and against any and all third-party actions, causes of action, costs (including reasonable legal fees), claims, damages, liabilities and expenses (collectively, "Losses") relating to or arising from:

  •
  the manufacture (except as may be contemplated by the Services) or distribution of the Client's Product or the use of the Client's Product by patients either as part of or outside of the scope of any clinical trials;

  •
  the performance of the Services in accordance with the terms of this Contract;

  •
  any misrepresentation, negligence or willful misconduct by Client or any of its affiliates and their respective directors, officers, employees and agents (collectively, "Client Indemnitees");

  •
  any breach by the Client of the Client's obligations or warranties under this Contract; or

  •
  any claim of infringement or alleged infringement of any third party's intellectual property rights in respect of the Client's Product.

  This indemnity shall not apply to the extent that such Losses are:

  •
  determined to have resulted from the negligence or willful misconduct of Patheon; or

  •
  for which Patheon is obligated to indemnify the Client Indemnitees pursuant to Section 6B.

  B.
  Indemnification by Patheon

  Subject to Sections 6A and 6C(c), Patheon shall defend, indemnify and hold the Client Indemnitees harmless from and against any and all Losses resulting from, relating to or arising from the breach by Patheon of any of its obligations or warranties under this Contract except to the extent that such Losses are:

  •
  determined to have resulted from the negligence or willful misconduct of Client; or

  •
  for which Client is obligated to indemnify the Patheon Indemnitees pursuant to Section 6A.

  C.
  Limitation of Liability

  (a)
  If Patheon fails to materially perform any part of the Services in accordance with the terms of this Contract, then Client's sole remedy shall be to request Patheon to:

  •
  repeat that part of the Service at Patheon's costs provided that Client provides the API; or

  •
  reimburse Client for the price for that part of the Service, [. . .***. . .]

  (b)
  Under no circumstances whatsoever shall Patheon [. . .***. . .].

  (c)
  Under no circumstances whatsoever shall either party be liable to the other in contract, tort, negligence, breach of statutory duty or otherwise for any loss of profits, of production, of anticipated savings, of business or goodwill or for any liabilities, damages, costs or expenses of any kind incurred by the other party of an indirect or consequential nature, regardless of any notice of the possibility of such damages.

  (d)
  Nothing in this Contract shall limit either party's liability for death, personal injury or fraudulent misrepresentation.

  (e)
  Nothing in this Contract shall confer or be construed as conferring on any third party any benefit or the right to enforce any express or implied term of this Contract. Pursuant to section 1(2)(a) of the Contracts (Rights of Third Parties) Act 1999 ("The Act") the parties intend that, to the fullest extent permissible by law, no term of this Agreement may be enforced by a Third Party (as described in The Act).

  D.
  No Warranty

  PATHEON MAKES NO WARRANTY OF ANY KIND, EITHER EXPRESSED OR IMPLIED, BY FACT OR LAW, OTHER THAN THOSE EXPRESSLY SET FORTH IN THIS CONTRACT. PATHEON MAKES NO WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE OR WARRANTY OF MERCHANTABILITY IN RESPECT OF THE CLIENT'S PRODUCT.

7.
Regulatory Filings:

(a)
Client shall have the sole responsibility for filing of all documents with the applicable regulatory authority (such as the United States Food and Drug Administration ("FDA"), the Medicines and Healthcare Products Regulatory Agency ("MHRA") or the European Medicine Evaluation Agency (collectively the "Regulatory Authority") and to take any other actions that may be required for the receipt of approval from the Regulatory Authority for the commercial manufacture of the Client's Product.

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  (b)
  At least [. . .***. . .] prior to filing any documents with the Regulatory Authority that incorporate data generated by Patheon, Client shall provide Patheon with a copy of the documents incorporating such data so as to give Patheon the opportunity to verify the accuracy and regulatory validity of such documents as it relates to the Patheon-generated data.

  (c)
  At least [. . .***. . .] prior to filing with the Regulatory Authority any documentation which is or is equivalent to the FDA's Chemistry and Manufacturing Controls ("CMC") portion of the New Drug Application or of the Abbreviated New Drug Application, as the case may be, Client shall provide Patheon with a copy of the CMC portion as well as all supporting documents which have been relied upon to prepare the CMC portion so as to permit Patheon to verify that the CMC portion accurately describes the work that Patheon has performed and the manufacturing processes that Patheon will perform pursuant to this Contract.

  (d)
  If Client does not provide Patheon with the documentation requested above within the time stipulated and if Patheon reasonably believes that Patheon's relationship with the Regulatory Authority may be jeopardised, Patheon may, in its sole discretion, delay or postpone the Regulatory Authority inspection which is or is equivalent to the FDA's pre-approval inspection ("PAI") until such time as Patheon has reviewed the requested documentation and is satisfied with its contents.

  (e)
  If in Patheon's sole discretion, acting reasonably, Patheon determines that any of the information provided by the Client is inaccurate or deficient in any manner whatsoever (the "Deficiencies"), Patheon shall notify the Client in writing of such Deficiencies. Until such Deficiencies have been resolved or agreement has been reached with the Client for such resolution, Patheon reserves the right not to participate in the PAI. In such event, Patheon's non-participation in the PAI shall not be construed as a breach of any of its obligations under this Contract.

8.
Shipping (if applicable):

Shipments (if applicable) of Client's Product shall be made [. . .***. . .] Patheon's shipping point unless otherwise mutually agreed. Risk of loss or of damage to such Product shall [. . .***. . .]. The Product shall be transported in accordance with the Client's instructions.

9.
Miscellaneous:

A.
Assignment

    Neither this Contract, nor any of either party's rights hereunder, may be assigned or otherwise transferred by either party without the prior written consent of the other party, which consent shall not be unreasonably withheld.

  B.
  Force Majeure

    Except for payment obligations, neither party will be responsible for delay or failure in performance resulting from acts beyond the reasonable control and without the fault or negligence of such party, including, but not limited to, strikes or other labour disturbances, lockouts, quarantines, communicable disease outbreaks, riots, wars, acts of terrorism, fires, floods, storms, interruption of or delay in transportation, defective equipment, lack of or inability to obtain fuel, power or components or compliance with any order or regulation of any government entity.

  C.
  Survival

    Any termination or expiration of this Contract shall not affect any outstanding obligations or payments due hereunder prior to such termination or expiration, nor shall it prejudice any other remedies that the parties may have under this Contract. The Confidentiality Agreement and sections 4, 5, 6 and 7 of the Contract shall survive the expiration or termination of this Contract.

  D.
  Independent Contractors

    The parties are independent contractors and this Contract shall not be construed to create between Patheon and the Client any other relationship such as, by way of example only, that of employer-employee, principal, agent, joint-venturer, co-partners or any similar relationship.

  E.
  Confidentiality

    The Confidentiality Agreement entered into between the parties shall apply to all confidential information about the parties and the Services to be conducted under this Contract and such Confidentiality Agreement is deemed to be incorporated herein by reference. If the Confidentiality Agreement expires or terminates prior to the expiration or termination of this Contract, then the terms of the Confidentiality Agreement shall nonetheless continue to govern the parties' obligations of confidentiality for the term of this Contract and for [. . .***. . .] thereafter.

  F.
  Taxes

    In the event that any taxes or duties, of whatever nature, are required to be withheld on payments made by Client pursuant to this Contract by any state, federal, provincial or foreign government, including, but not limited to, Value Added Tax, Client shall be responsible and promptly pay said taxes and duties to the appropriate taxing authority without any deduction to any amount owed to Patheon. Client shall secure and deliver to Patheon any official receipt for any such taxes paid.

  G.
  Other Terms

    No terms, provisions or conditions of any purchase order or other business form or written authorisation used by Client or Patheon will have any effect on the rights, duties or obligations of the parties, or otherwise modify, this Contract, regardless of any failure of Client or Patheon to object to such terms, provisions, or conditions unless such document specifically refers to this Contract and is signed by both parties.

  H.
  Insurance

    Each party shall maintain during the term of this Contract general liability and product liability insurance. Either party may request evidence of such insurance.

  I.
  Entire Agreement

    This Contract constitutes the complete agreement between the parties with respect to this subject matter and supersedes all other prior agreements and understandings, whether written or oral. Any modifications, amendment or supplement to this Contract must be in writing and signed by authorised representatives of both parties.

  J.
  Facsimile

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    This Contract may be signed in counterparts and by facsimile.

  K.
  Choice of Law

    This Contract is governed by the laws of the England, without regard to any conflicts-of-law principle that directs the application to another jurisdiction's law. Both parties hereby submit to the exclusive jurisdiction of the English courts

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  Exhibit 10.20